As filed with the Securities and Exchange Commission on August 15, 2001
                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CELERITEK, INC.
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                            77-0057484
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)

                              3236 SCOTT BOULEVARD
                          SANTA CLARA, CALIFORNIA 95054
                    (Address of principal executive offices)
                            -----------------------
                             1994 STOCK OPTION PLAN
                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                           (Full titles of the plans)
                            -----------------------
                                 TAMER HUSSEINI
                                 CELERITEK, INC.
                              3236 SCOTT BOULEVARD
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 986-5060
            (Name, address and telephone number of agent for service)
                            -----------------------
                                    Copy to:
                               John V. Roos, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                            -----------------------

====================================================================================================================================

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                            Proposed Maximum     Proposed Maximum       Amount of
                                                          Amount to be       Offering Price          Aggregate        Registration
        Title of Securities to be Registered             Registered (1)       Per Share (2)     Offering Price (2)         Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                                  750,000             $13.4705           $10,102,870.89       $2,525.72

----------
(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's 1994 Stock Option Plan, as amended (the "1994 Plan"), also relates to an aggregate of 2,253,295 shares previously registered under Form S-8 Registration Nos. 333-2886, 333-52037, 333-89275 and 333-49906.
     Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the Registrant's Employee Qualified Stock Purchase Plan, as amended (the "Purchase Plan"), also relates to an aggregate of 500,000 shares previously registered under Form S-8 Registration Nos. 333-2886 and 333-68249. Includes 250,000 shares to be registered under the 1994 Plan and 500,000 shares to be registered under the Purchase Plan.

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 89,358 shares which are subject to outstanding options to purchase Common Stock under the 1994 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h), under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 89,358 shares subject to outstanding options under the 1994 Plan to be registered is $12.55. With respect to (i) 160,642 shares of Common Stock available for future grant under the 1994 Plan and (ii) 500,000 shares of Common Stock available for future grant under the Purchase Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c), whereby the per share price was determined by reference to the average between the high and low trading prices of Celeritek, Inc. Common Stock reported in the Nasdaq National Market on August 10, 2001, which average was $13.595. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Celeritek, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed pursuant to Section 13 of the Exchange Act.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (d) The description of the Company's Common Stock to be offered hereby is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 2, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Company's Articles of Incorporation limit the liability of directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the fullest


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

extent permitted by California law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into indemnification agreements with each of its current directors and officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Item 8.  Exhibits

     4.1*  1994 Stock Option Plan and form of Stock Option Agreement.

     4.2   Employee Qualified Stock Purchase Plan.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

     23.1  Consent of Ernst & Young LLP, Independent Auditors.

     23.2  Consent of Counsel (contained in Exhibit 5.1).

     24.1  Power of Attorney (see Page II-5).

---------
* Incorporated by reference to the exhibit filed with the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 7, 1998.

Item 9.  Undertakings

     (a) Rule 415 Offering The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filing incorporating subsequent Exchange Act documents by reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for acceleration of effective date or filing of registration statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 15, 2001.

                          CELERITEK, INC.


                          By: /s/ Tamer Husseini
                              --------------------------------------------------
                              Tamer Husseini, President, Chief Executive Officer and Chairman of the Board




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
                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tamer Husseini and Margaret E. Smith, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                         TITLE                               DATE
---------------------------------------------     ------------------------------------------        ---------------
                                                  President, Chief Executive Officer and            August 15, 2001
/s/ Tamer Husseini                                Chairman of the Board (Principal Executive
---------------------------------------------     Officer)
(Tamer Husseini)

                                                  Vice President, Finance and Chief                 August 15, 2001
/s/ Margaret E. Smith                             Financial Officer (Principal Financial and
---------------------------------------------     Accounting Officer)
(Margaret E. Smith)


/s/ Robert J. Gallagher                           Director                                          August 15, 2001
---------------------------------------------
(Robert J. Gallagher)


/s/ Thomas W. Hubbs                               Director                                          August 15, 2001
---------------------------------------------
(Thomas W. Hubbs)


/s/ William D. Rasdal                             Director                                          August 15, 2001
---------------------------------------------
(William D. Rasdal)


/s/ Charles P. Waite                              Director                                          August 15, 2001
---------------------------------------------
(Charles P. Waite)



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

                                 CELERITEK, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

   Exhibit
    Number      Description
   -------      -----------
     4.1*       1994 Stock Option Plan and form of Stock Option Agreement.

     4.2        Employee Qualified Stock Purchase Plan.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

    23.1        Consent of Ernst & Young LLP, Independent Auditors.

    23.2        Consent of Counsel (contained in Exhibit 5.1).

    24.1        Power of Attorney (see Page II-5).

--------

* Incorporated by reference to the exhibit filed with the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 7, 1998.


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